CONSULTING AGREEMENT
This Consulting Agreement (this “Agreement”) is made and entered into, effective May 26, 2015 (the “Effective Date”), by and between EZCORP, Inc., a Delaware corporation, for and on behalf of itself and its subsidiaries and affiliates (collectively, the “Company”), and Mark Kuchenrither, an individual resident of Austin, Texas and currently an employee of the Company (“Kuchenrither”)
Recitals

A.	Kuchenrither is currently an executive with the Company, serving as President and Chief Operating Officer and acting Chief Financial Officer.

B.
The Company desires to retain the services of Kuchenrither, on a consulting and advisory basis, subject to the terms and conditions set forth herein, and Kuchenrither desires to accept such engagement.

B.	The parties desire that this Agreement supplant and replace any other contracts, agreements or understanding relating to Kuchenrither’s employment with the Company.
Now, therefore, for and in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Kuchenrither hereby agree as follows:

1.
Consulting Relationship - From and after the Effective Date and during the term of this Agreement as described in Paragraph 4 below, Kuchenrither shall continue as an employee of the Company, serving as Consultant to the Chief Executive Officer. In such capacity, Kuchenrither shall provide such consulting and advisory services as are reasonably requested from time to time by the Company’s Chief Executive Officer (the “Services”). Kuchenrither hereby agrees to provide the Services on the terms and conditions, described herein, and shall devote such time and attention thereto as is necessary to perform the Services in a manner that is reasonably acceptable to the Company. In connection with the performance of the Services, Kuchenrither shall report to, and be subject to the direction and supervision of, the Chief Executive Officer of the Company and shall adhere to such reasonable performance standards and guidelines as may be specified from time to time by the Chief Executive Officer of the Company.

During the course of performing the Services or otherwise, Kuchenrither shall have no authority whatsoever to make any agreement (written or oral), incur any obligation or execute any document on behalf of the Company, or to otherwise bind the Company. Any and all such acts shall require the action of a duly authorized officer of the Company.

2.	Compensation and Benefits -

(a)	Salary - The Company shall pay Kuchenrither a salary of $450,000 per annum, subject to applicable tax and other withholdings and payable in accordance with the Company’s standard payroll practices.

(b)
Benefits - During the term of this Agreement, Kuchenrither shall be entitled to participate in (i) the Company’s health insurance plans, including any executive healthcare supplement, and (ii) the Company’s 401(k) retirement savings plan, in each case, at the level and on the terms offered generally to the Company’s Executive Officers. Upon the termination of this Agreement, Kuchenrither will be eligible for continuation of certain healthcare benefits under COBRA, at his option and his expense, as provided by law.

(c)
Other Compensation Plans - Kuchenrither shall not be eligible to participate in, or receive any future awards under, any other compensatory plans offered by the Company, including incentive or other bonus plans, stock or other long-term incentive plans, or the Company’s Supplement Executive Retirement Plan or similar plans.

(d)	Existing Awards and Benefits -

(i)
As of the Effective Date, Kuchenrither shall be 100% vested in his account balance in the Company’s Supplemental Executive Retirement Plan, and such vested balance will be available to him consistent with applicable laws, regulations and the administrative provisions of the various plan documents.

(ii)
All restricted stock and restricted stock unit awards previously granted to Kuchenrither shall continue to vest in accordance with the terms and conditions of the award agreements governing such awards.

3.
Expenses - The Company shall reimburse Kuchenrither for all reasonable out-of-pocket expenses he incurs in connection with the performance of Services under this Agreement, subject to the same policies, guidelines and procedures as are applicable generally to the Company’s Executive Officers. Notwithstanding anything in this Paragraph to the contrary, Kuchenrither shall not incur any reimbursable expense in excess of $1,000 without the prior written approval of the Chief Executive Officer of the Company.

4.	Term and Termination -

(a)
The term of this Agreement, and the employment and consulting relationship described herein, shall commence on the Effective Date and shall continue until the second anniversary of the Effective Date, unless earlier terminated in accordance with the provisions of subparagraph (b) below.

(b)
Either party may terminate this Agreement, for any reason, by giving written notice to the other party. The effective date of such termination will be the date specified in such notice. On the effective date of the termination, Kuchenrither’s employment with the Company, and all compensation and benefits described in Paragraph 2, shall cease and the following provisions shall apply:

(i)
If this Agreement is terminated (A) by the Company for “Cause” (as defined below) or (B) by Kuchenrither for reasons other than a “Qualifying Event” (as defined below), the Company shall be under no obligation to provide any further compensation, benefits or severance payments to Kuchenrither (other than payments that would have otherwise been due to Kuchenrither under the terms of Company benefit plans by reason of the termination of his employment).

(ii)
If this Agreement is terminated (A) by the Company for reasons other than Cause or (B) by Kuchenrither because of a Qualifying Event, then the Company shall pay Kuchenrither a cash severance payment equal to the difference between $800,000 and the aggregate amount of all salary payments previously paid to Kuchenrither pursuant to Paragraph 2(a) above.

(c)	As used in this Paragraph, the following terms shall have the meanings indicated below:

(i)	The term “Cause” shall mean the occurrence of any of the following events:

(A)	Kuchenrither, in the Company’s good faith judgment, is negligent in the performance of the Services or fails to reasonably provide the Services as requested by the Company;

(B)	Kuchenrither is convicted of any felony or any crime involving moral turpitude;

(C)	Kuchenrither fails to comply with Company policies or procedures that are applicable to him as an executive of the Company; or

(D)	Kuchenrither fails to comply in any material respect with any covenant or other term of this Agreement and such failure continues for 10 days after notice thereof to Kuchrnrither.

(ii)
The term “Qualifying Event” shall mean the acceptance by Kuchenrither of a bona fide offer of employment from another employer, or an engagement as a consultant, advisory or independent contractor with another company, providing an annual base salary (or comparable compensation) of at least $300,000.

(d)
If Kuchenrither’s employment relationship is terminated by reason of Kuchenrither’s death or disability, then this Agreement shall terminate contemporaneously therewith and Kuchenrither shall be entitled to receive only such benefits and payments that would otherwise be due by reason of such termination of employment.

(e)
In addition to any payments described above, upon the termination of his employment, Kuchenrither shall be entitled to receive payments that would have otherwise been due to him under the terms of Company benefit plans by reason of the termination of his employment.

5.
Complete Release - Kuchenrither hereby fully releases the Company and all of its owners, partners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, joint venturers and affiliates, and agents, directors, officers, employees, representatives and attorneys of such subsidiaries and affiliates (collectively, the “Released Parties”), from any and all known or unknown claims or demands Kuchenrither may have against any of them. Kuchenrither expressly waives and opts out of all claims, whether asserted on an individual or class action basis, against any Released Party arising out of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or negligent, including claims arising out of the negligence or gross negligence of any Released Party and claims of express or implied defamation by any Released Party), and any federal, state or other governmental statute, regulation or ordinance, including those relating to employment discrimination, termination of employment, payment of wages or provision of benefits, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act and the Occupational Safety and Health Act. Kuchenrither represents that he has not assigned to any other person any of such claims and that he has the full right to grant this release. Notwithstanding any other provision herein, Kuchenrither and the Company agree that Kuchenrither is not waiving any claims that may arise under the Age Discrimination in Employment Act after this Agreement is executed, any claim for benefits under the Company’s health and welfare or other benefit plans or any future claims based on the Company’s obligations and agreements set forth in this Agreement.

Kuchenrither further agrees that he will not voluntarily become a party to, or directly or indirectly aid or encourage any other party in connection with, any lawsuit, claim, demand or adversarial proceeding of any kind involving the Company or any of the Released Parties that relates in any material way to his employment with the Company or that is based on facts about which Kuchenrither obtained personal knowledge while employed with the Company. Kuchenrither’s compliance with a subpoena or other legally compulsive process will not be a violation of this provision.
Kuchenrither and the Company understand and agree that they are entering into this Agreement to, among other things, resolve any claims or differences that may exist between them. By entering into this Agreement, neither Kuchenrither nor the Company admits any liability or wrongdoing.

6.
Return of Company Documents and Property - Kuchenrither agrees that, on the Effective Date or as soon as practicable thereafter, he will return to the Company any and all documents relating to the Company or its business operations (and any and all copies thereof, whether in paper form or electronic form), computer equipment, badges, credit cards and any other Company property in his possession or control (other than such documents, equipment or property that, in the opinion of the Chief Executive Officer, are necessary or appropriate for the provision of Services under this Agreement). Kuchenrither agrees that he will not take any such documents or property from the control or premises of the Company without the express permission of the Chief Executive Officer, and that if, at any time after the Effective Date, he should come into possession of any such documents or property (other than those that, in the opinion of the Chief Executive Officer, are necessary or appropriate for the provision of Services under this Agreement), he will return such documents or property to the Company immediately.

7.
Proprietary Information, Non-Competition and Non-Solicitation - The parties acknowledge that, pursuant to the Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement, effective October 1, 2010, between Kuchenrither and the Company (the “Restrictive Agreement”), Kuchenrither is subject to various obligations regarding (a) the protection and non-disclosure of the Company’s confidential, sensitive and proprietary information, (b) competition with the Company, (c) solicitation of the Company’s customers, suppliers and vendors and (d) solicitation of the Company’s employees. Kuchenrither hereby affirms such obligations and acknowledges that the provisions of the Restrictive Agreement shall remain in full force and effect in accordance with its terms both during the term of this Agreement and upon the termination of Kuchenrither’s employment. Moreover, Kuchenrither hereby represents and warrants that he will comply with the terms of the Restrictive Agreement.

8.
Non-Disparagement - Kuchenrither agrees that, except as may be required by law or court order, he will not, directly or indirectly, make any statement, oral or written, or perform any act or omission that is or could be detrimental in any material respect to the reputation or goodwill of the Company or any other Released Party. The Company agrees that, except as may be required by law or court order, it will not, directly or indirectly, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of Kuchenrither. The parties agree and understand that the Company’s obligations under this Paragraph extend only to the members of the Company’s Board of Directors, the Executive Officers of the Company and any employee of the Company who has been authorized by an Executive Officer to communicate, or perform any act or omission, on behalf of the

Company with respect to Kuchenrither. The parties further agree that truthful statements made in connection with legal proceedings will not violate this provision.

9.	Non-Contact; Cooperation - Kuchenrither agrees that, from and after the Effective Date:

(a)
Unless specifically required or authorized by the Company’s Chief Executive Officer, Kuchenrither will not engage in any form of communication (whether initiated by Kuchenrither or others) with investors or potential investors, commercial bankers or other lenders, financial or industry analysts, investment bankers, auditors or other financial professionals regarding the Company, the Company’s business or any aspect of Kuchenrither’s employment with the Company;

(b)
Unless specifically requested or authorized by the Company’s Chief Executive Officer, Kuchenrither will not contact any employee of the Company regarding the Company’s business or any aspect of Kuchenrither’s or such employee’s employment with the Company; and

(c)
Kuchenrither will cooperate with the Company, to the extent and as requested and directed by the Company’s Chief Executive Officer, in transitioning Kuchenrither’s duties and responsibilities (as they exist immediately prior to the Effective Date) to new management.

10.	General Provisions -

(a)
Notices - Any notices or other communication hereunder shall be in writing (which include facsimile or electronic communication) and shall be delivered by mail, courier service, facsimile or electronic mail to the party to be noticed at the following address:

If to Kuchenrither:
Mark Kuchenrither
#### ###### #####
######, ##### #####
Email: ######@#########.###
If to the Company:
EZCORP, Inc.
Attention: Stuart I. Grimshaw, Chief Executive Officer
1901 Capital Parkway
Austin, Texas 78746
Facsimile: (512) 314-2550
Email: stuart_grimshaw@ezcorp.com
with a copy to:
Thomas H. Welch, Jr.
Senior Vice President and General Counsel
1901 Capital Parkway
Austin, Texas 78746
Facsimile: 512-314-2550
Email: tom_welch@ezcorp.com
A party may change the address for notices by written notice delivered pursuant to the terms of this subparagraph.
Any notice shall be deemed to have been given (i) when personally delivered, (ii) if mailed, on the third U.S. Post Office delivery day after it is sent by certified mail, return receipt requested, or (iii) if by facsimile transmission or electronic mail, when the sender has received appropriate confirmation that it has been received by the recipient.

(b)
Severability - To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement prohibited or unenforceable. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision hereof is held invalid, such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected unless the provision held invalid shall substantially impair the benefits of the remainder of this Agreement.

(c)
Governing Law and Venue - THIS AGREEMENT SHALL BE INTERPRETED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF TEXAS, AND THE VENUE FOR THE RESOLUTION OF ANY DISPUTES (LOCATION OF ANY LAWSUIT) SHALL BE SOLELY IN THE STATE AND FEDERAL COURTS OF TRAVIS COUNTY, TEXAS.

(d)
Entire Agreement; Amendment - This Agreement constitutes the entire agreement between Kuchenrither and the Company, and supersedes all prior oral or written negotiations and agreements with the Company, concerning the subject matter hereof; provided however, that as noted Paragraph 7 above, the provisions of the Restrictive Agreement shall remain in full force and effect in accordance with its terms, and Kuchenrither shall remain subject to the obligations set forth therein. Kuchenrither understands and acknowledges that any breach of this Agreement or Kuchenrither’s continuing obligations under the Restrictive Agreement will entitle the Company to terminate this Agreement in accordance with Paragraph 4(b)(i) above, and recover any payments previously made hereunder, in addition to any other remedies that may be available to the Company.

This Agreement may not be amended or modified except by a written agreement signed by Kuchenrither and the Company’s Chief Executive Officer.

(e)
Waiver; Remedies - Waiver by either party hereto of any breach of or exercise of any rights under this Agreement shall not be deemed to be a waiver of similar or other breaches or rights or a future breach of the same duty. The failure of a party to take any action by reason of any such breach or to exercise any such right shall not deprive any party of the right to take any action at any time while such breach or condition giving rise to such right continues. The parties shall have any and all remedies available to them, whether at law or in equity, and all remedies expressly available under the terms of this Agreement shall be cumulative.

(f)	Counterparts - This Agreement may be executed in two or more counterparts, each of which together shall constitute one and the same agreement.

11.	Certain Acknowledgements -

(a)
Kuchenrither acknowledges (i) that he has carefully read this Agreement and is signing it voluntarily with full knowledge of its contents, (ii) that he has been advised by counsel to the extent he deems necessary, appropriate or desirable and (iii) that he understands and accepts all the terms of this Agreement.

(b)
Kuchenrither acknowledges and agrees that (i) the terms of this Agreement supplant and replace any other contracts, agreements or understanding relating to Kuchenrither’s employment with the Company (including his offer letter, dated March __, 2010), (ii) the payments made to him pursuant to the terms of this Agreement satisfy the Company’s entire obligation to pay severance or other compensation to him and (iii) such payments constitute adequate and sufficient consideration for the release described in Paragraph 5, as well as the other covenants and agreements made by Kuchenrither in this Agreement. Kuchenrither also acknowledges that, except as expressly set forth in this Agreement, he is not entitled to receive from the Company the payment or distribution of any amounts of pay, bonus, benefits, cash, stock, stock options or other type of property.

12.
Consideration and Revocation Periods - Kuchenrither may take up to 21 days to consider this Agreement. Kuchenrither may use as much or as little of this period as he chooses before signing this Agreement. Kuchenrither is advised to consult with an attorney before signing this Agreement. If Kuchenrither accepts this Agreement, he must sign it and return it to the Company’s General Counsel on or before the expiration of the 21-day period referred to above or the Company’s withdrawal of the offer contained in this Agreement. By signing this Agreement, Kuchenrither acknowledges that he was afforded a period of at least 21 days from the date the Company’s proposal was presented to him in which to consider it. Kuchenrither understands that any changes that the parties agree to make to this Agreement after it has been presented to him, whether such changes are material or non-material, will not extend the amount of time Kuchenrither has to consider the agreement. In addition, Kuchenrither has a period of seven days within which to revoke this Agreement after signing it. To revoke this Agreement, Kuchenrither must notify the Company’s General Counsel of revocation in writing within seven days from the date Kuchenrither signed this Agreement.

In order for this Agreement to become effective, Kuchenrither must sign this Agreement in the space provided below and return it to the Company’s General Counsel on or before the close of business on June 16, 2015. If the Company has not received a signed copy of this Agreement by that time, the offer reflected in this Agreement will automatically terminate and expire without further notice from the Company.
In witness whereof, the Company has caused this Agreement to be executed by its duly authorized officer, and Kuchenrither has executed this Agreement, to be effective as the Effective Date first written above.

EZCORP, INC.

Date:	May 27, 2015	By:	/s/ Stuart I. Grimshaw
Stuart I. Grimshaw,
Chief Executive Officer

Date:	May 27, 2015	By:	/s/ Mark Kuchenrither
MARK KUCHENRITHER